Exhibit 99.2

News Release	News Release
Magnum Hunter Resources Provides Second
Quarter 2013 Company Wide Operational Update

Houston, TX – (Marketwire) – July 9, 2013 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company”) announced today an operational update on each of the Company's upstream unconventional resource plays for the second quarter of 2013 which includes (i) the Appalachia/Marcellus/Utica Shales, (ii) the Williston Basin, and (iii) the Eagle Ford Shale/South Texas. Additionally, the Company has also provided an operational update for the Company's midstream division, Eureka Hunter Pipeline, LLC ("Eureka Hunter").

Appalachia

On June 17, 2013, the Company completed the horizontal section of its first Utica Shale well on the Farley Pad in Washington County, Ohio. The Company currently plans to fracture stimulate this 100% owned well in late July. The Company will then rest the well for 30-45 days with an anticipated production test in late September 2013.

Earlier this year, two 100% owned Marcellus Shale wells were drilled and cased in our Ormet area of Monroe County, Ohio. Fracture stimulation of the wells is timed to occur with planned additional midstream capacity on the Eureka Hunter gathering system, completion of which is expected in the fourth quarter of 2013.

During the second quarter of 2013, in our non-operated Wetzel County, West Virginia 50/50 joint venture with Stone Energy, 11 gross (5.5 net) Marcellus Shale wells, including the four described below, began flowing to processing and sales at the MarkWest Mobley processing plant. For the first time, all of the Company’s production from its operated and non-operated wells is now being processed at Mobley which allows for liquids uplift.

Drilling activity continues on a Stone Energy operated pad where the horizontal lateral section is now being drilled on 8 gross (4 net) additional Marcellus Shale wells. Production from this pad is forecast to initiate in the fourth quarter of 2013.

Highlights for the Appalachia Division include:

Non-Operated

•
Mills Wetzel #4H - This well was drilled and cased to a measured depth of 11,459 feet (horizontal lateral length of 3,630 feet), fraced with 14 stages and tested April 14, 2013. The 24 hour flowing initial production rate was 3,044 Mcfepd on an adjustable choke with 1,500 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #5H - This well was drilled and cased to a measured depth of 11,585 feet (horizontal lateral length of 3,700 feet), fraced with 14 stages and tested April 14, 2013. The 24 hour flowing initial production rate was 3,225 Mcfepd on an adjustable choke with 1,300 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #6H - This well was drilled and cased to a measured depth of 11,654 feet (horizontal lateral length of 3,820 feet), fraced with 15 stages and tested April 14, 2013. The 24 hour flowing initial production rate was 3,787 Mcfepd on an adjustable choke with 1,650 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #7H - This well was drilled and cased to a measured depth of 11,899 feet (horizontal lateral length of 4,075 feet), fraced with 16 stages and tested April 14, 2013. The 24 hour flowing initial production rate was 3,560 Mcfepd on an adjustable choke with 1,700 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

The IP rates reflected above do not include natural gas liquids which, when processed through the Markwest Mobley plant, should add approximately 420 Boepd, assuming 100 % ethane rejection.

Mr. James Denny, President of Triad Hunter, LLC, commented, "Our Marcellus portfolio continues to deliver results consistent with our expectations. Now that we have essentially drilled the corners of our existing leasehold acreage Marcellus Shale position, we plan to perform more pad type drilling, as we enter the “factory” stage of development in this play. The Point Pleasant portion of the Utica Shale is our next exploration target, and we are very pleased with the log and core data obtained from our first Utica test well. We anxiously look forward to initiating completion operations later this month.”

Williston Basin
North Dakota (Non-Operated)
Second quarter activities in North Dakota included bringing on production 19 gross (5.5 net) wells. At quarter end, there were 8 gross (1.6 net) wells fracture stimulated awaiting flowback, 11 gross (2.9 net) wells drilled awaiting completion operations and 4 gross (1.4 net) wells drilling.

Highlights for North Dakota include:

•
Border Farms 3130-5TFH – This 1 mile lateral well was drilled and cased to a measured depth of 14,300 feet (horizontal lateral length of 6,075 feet), fraced with 26 stages and placed on production April 19, 2013. The 24 hour flowing initial production rate was 626 Boepd. Magnum owns a 28.3% working interest.

•
Montclair 0112-2TFH – This well was drilled and cased to a measured depth of 17,710 feet (horizontal lateral length of 9,572 feet), fraced with 40 stages and placed on production May 7, 2013. The 24 hour flowing initial production rate was 683 Boepd. Magnum owns a 16.7% working interest.

•
J. Olson 22-15-162-98H 2DM – This well was drilled and cased to a measured depth of 18,215 feet (horizontal lateral length of 9,455 feet), fraced with 36 stages and placed on production May 14, 2013. The 24 hour flowing initial production rate was 872 Boepd. Magnum owns a 36.25% working interest.

•
J. Olson 27-34-162-98H 2XM – This well was drilled and cased to a measured depth of 18,842 feet (horizontal lateral length of 10,096 feet), fraced with 36 stages and placed on production May 19, 2013. The 24 hour flowing initial production rate was 820 Boepd. Magnum owns a 35.7% working interest.

•
Baja 2215-2H – This well was drilled and cased to a measured depth of 18,155 feet (horizontal lateral length of 9,568 feet), fraced with 25 stages and placed on production June 1, 2013. The 24 hour flowing initial production rate was 813 Boepd. Magnum owns a 30.4% working interest.

•
Baja 2215-3H – This well was drilled and cased to a measured depth of 18,280 feet (horizontal lateral length of 9,820 feet), fraced with 25 stages and placed on production June 1, 2013. The 24 hour flowing initial production rate was 1,076 Boepd. Magnum owns a 30.4% working interest.

•
Baja 2215-1H – This well was drilled and cased to a measured depth of 17,977 feet (horizontal lateral length of 9,545 feet), fraced with 25 stages and placed on production June 1, 2013. The 24 hour flowing initial production rate was 913 Boepd. Magnum owns a 30.4% working interest.

The ONEOK gas conservation and gathering project that has been under construction was previously estimated to begin initial gas sales in April 2013. ONEOK has finalized the build-out of the compression station, high pressure 12” discharge line and 2 ½ of the four east-west gathering lines in Phase 1.

ONEOK has experienced construction delays due to abnormally high rainfall amounts during the second quarter causing production curtailment. The system started to move natural gas volumes for the first time during the last week of June. This major conservation effort will tie in approximately 300 wells over the ensuing year.

Middle Bakken exploration across the Ambrose Block has accelerated in 2013. Thirteen test wells have now been placed on production, all yielding positive results. Eight new laterals are awaiting completion and two multi-well eco-pads are currently drilling. Further delineation of this formation will continue this year with significant step-outs planned.

Tableland

During the second quarter of 2013, the focus of activities in the Tableland Field in Canada shifted from drilling and completions to facility optimization, with the third phase of field electrification initiated (last six drilled wells). The gas conservation project to interconnect our Tableland gas to the ONEOK North Dakota system was initiated with the submission of NEB and FERC applications.

Mr. Glenn Dawson, President of Williston Hunter, commented, "Williston Hunter’s shift to becoming an operator in North Dakota continues to gain momentum. The first well in a 10-well program for the balance of 2013 spud in late June at the Company’s Mohall Madison Unit located in Burke County, North Dakota. The remainder of the drilling program targets high working interest Middle Bakken wells in Divide County, lateral lengths of 1 to 1.5 miles with projected AFE costs of approximately $4.2 million. In the Ambrose Field located in Divide County, Middle Bakken exploration and development plans continue to expand very favorably based on existing well performance and new drilling successes. Our current CAPEX guidance provides for up to forty (40) gross Middle Bakken wells planned to be drilled by year-end 2013.”

Eagle Ford/South Texas

On April 24, 2013, we sold our core properties in the oil window of the Eagle Ford Shale in Gonzales and Lavaca Counties, Texas to a wholly-owned subsidiary of Penn Virginia Corporation (NYSE: PVA) (“Penn Virginia”) for a total purchase price of $401 million, paid to us in the form of $361 million in cash (before customary purchase price adjustments) and $40 million in Penn Virginia common stock (valued, for purposes of the contract purchase price calculation, at a price of $4.00 per share). We used the cash portion of the purchase price to repay all our outstanding borrowings under our MHR Senior Revolving Credit Facility and for general corporate purposes.

The properties sold to the Penn Virginia affiliate included approximately 19,000 net Eagle Ford Shale leasehold acres, and our operating and non-operating leasehold working interests in certain existing wells located in Gonzales and Lavaca Counties, Texas. The transaction was structured as a sale to the Penn Virginia affiliate of all of the outstanding capital stock of our wholly-owned subsidiary, Eagle Ford Hunter, Inc. (“Eagle Ford Hunter”). The effective date of the transaction was January 1, 2013.

Prior to the closing of the transaction, Eagle Ford Hunter transferred all of the assets and properties held by Eagle Ford Hunter other than the properties in Gonzales and Lavaca Counties sold to Penn Virginia, to one of our wholly-owned subsidiaries, Shale Hunter, LLC. As a result, as of May 1, 2013, we continued to own approximately 7,000 net Eagle Ford Shale leasehold acres located primarily in Fayette, Lee and Atascosa Counties, Texas, of which approximately 5,100 net acres are prospective for a combination Pearsall/Eagle Ford Shale oil play in Atascosa County, Texas. The Pearsall Shale is located approximately 2,500 feet beneath the Eagle Ford Shale at depths ranging from 9,000 to 12,000 feet and is approximately 300 to 400 feet in thickness.

During the second quarter of 2013, Shale Hunter drilled and cased one gross (.98 net) horizontal Eagle Ford well. This well is currently waiting on fracture stimulation.

In addition, we placed on production one gross (0.3 net) well in South Texas. The Company participated (through a 31% non-operating working interest) in a horizontal Pearsall well with Marathon Oil Corporation as the operator.

Highlights for the South Texas Division include:

Non-Operated

•
McCarty Unit A 1H - This well was drilled and cased to a measured depth of 17,438 feet (horizontal lateral length of 6,368 feet), fraced with 17 stages. The 24 hour flowing initial production rate was 584 Boepd on an 18/64th adjustable choke with 2,185 psi FTP. Magnum Hunter owns a 31% working interest in the well and Marathon Oil is the operator.

Operated

•
Peeler Ranch #4H - This well was drilled and cased to a measured depth of 15,206 feet (horizontal lateral length of 5,714 feet) and is currently waiting on fracture stimulation in the third quarter. Magnum Hunter owns a 98.4% working interest in the well and is the operator.

Mr. H.C. "Kip" Ferguson, President of Shale Hunter, LLC, commented, “This combo Pearsall/Eagle Ford area has always been of interest to our team. The right depth, gas-to-oil ratio, and completion style will be required to optimize the potential for these formations. The Pearsall Shale is different in composition to the Eagle Ford Shale. It is composed of more silica with interbedded organic shale and limestone. We believe that our Pearsall Shale acreage is located within the wet gas to rich condensate window of the play, which is ideally located between the Charlotte fault trend eight miles to the north and the Karnes fault trend to the south. Our internal technical analysis, core samples, our McCarty Unit A 1H well, and recent third-party well results in the area, indicate potential for both Eagle Ford Shale and Pearsall Shale productivity on this Atascosa County acreage.

Eureka Hunter

During the second quarter of 2013, Eureka Hunter’s focus has been on expansion efforts in Monroe County, Ohio. Eureka Hunter has acquired and cleared in excess of 20 miles of right-of-way in southeastern Ohio and has initiated pipeline construction in this region. Eureka Hunter anticipates production from Monroe County wells to begin flowing into this new gathering system before year-end 2013 with additional pipeline(s) to be installed throughout 2014.

Eureka also set its third compressor at the Carbide central facilities site in Wetzel County, West Virginia during the second quarter to assist with low pressure gathering and to help manage mainline pigging operations. Current daily throughput on Eureka Hunter is averaging more than 110,000 Mcfpd, and Eureka Hunter anticipates the connection of additional gas supplies in the third and fourth quarters of 2013.

TransTex Hunter, Eureka Hunter's treating and processing division, experienced increased demand for gas treating units due to the slight stabilization of gas prices and the continued drilling in the liquids-rich resource plays, especially in the Eagle Ford Shale. Opportunities in the gas processing sector are being driven by producers seeking to take advantage of processing uplift. Currently, TransTex Hunter is in the process of further expanding its existing fleet by building smaller and medium size processing equipment which will allow it to take advantage of producers' requirements for processing while waiting for the larger cryogenic processing facilities to be constructed, which require greater lead times.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Ohio, North Dakota, Kentucky, Texas and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions; the ability to complete proposed transactions considering various closing conditions; the benefits of any such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil, natural gas and natural gas liquids; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2012 annual report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:
Chris Benton
AVP, Finance and Capital Markets
ir@magnumhunterresources.com
(832) 203-4539